Exhibit 10.9
Equipment Purchase Agreement

May 19, 2005

Between

The seller DMG meccanica Via Cagliari,14/a 10090 Cascine Vica- Rivoli (TO) Italy (Later called DMG)	and	The Buyer JINZHOU HALLA ELECTRICAL EQUIPMENT CO.,LTD No. 16, Yulu Street, Jonzhou City, Liaoning P.R. C., China (Later called JHECO)

A. GENERAL DESCRIPTION

The following Contract concern the supply of one winding/inserting machine and two specific tooling capable of processing alternators stators.

For the purpose of this Contract, we have in our hands the following drawings and documentation:

Stator model JFZ192C diameter 106.2 mm '
• Lamination and Pack drawing: JA131A08501
• Stator Assembly Drawings: JA100808501
• Stator Winding Specifications: JM00A08502
• Winding with reversed wave split phases with/without inter-Ease connection
• Bare Wire diameter: 1.30mm (double insulation is used)

Stator model JFZ192D diameter 106.2 mm
• Lamination and Pack drawing: JA131A08501
• Stator Assembly Drawings: JAI 00808601
• Stator Winding Specifications: JAI 00A08602
• Winding with reversed wave split phases with/without inter-fase connection
• Bare Wire diameter: 1.35mm (double insulation is used)

Stator model JFZ1929C diameter 100.2 mm
• Lamination and-Pack drawing: JA131A09501
• Stator Assembly Drawings: JA100809501
• Stator Winding Specifications: JAI 00A09502
• Winding with reversed wave split phases with/without inter-fase connection
• Bare Wire diameter: 1.16mm (double insulation is used)

DMG guarantee the machine is able to wind and insert alternator stators with simultaneous insertion of the three phases with a slot fill up to 82% (square wire calculation method). DMG will do its best to prove 85% can be reached.

B. TECHNICAL DESCRIPTION OF MACHINES AND TOOLING

1.0 OP. 20 - WAVE WINDING AND INSERTING

1.1 Automatic Winding and Inserting Machine models WWA-0/R.

The machine is composed by a central base in welded fabricated structure for supporting the double ends indexing arm and the attachments for one (1) winding module and one (1) vertical inserting module. The double ends indexing arm is utilized to transfer the two upper inserting blade pack tooling from the winding module to the inserting module and vice versa. The machine includes the following modules:

1.1.1 Vertical Wave Winding Module, designed to produce wave shaped coils.

The winding head is composed of a rotor, which generates a polygonal coil, having a developed coil length (circle) between 800 mm. (31,5") and 1500 mm. (59"). This rotor is composed of six (6) radial moving forms for supporting the stratified winding (precision layer) and six (6) pushers for coil internal forming. Both forms and pushers, by moving towards the center, generates a wave shape to the polygonal wound coil. This is then finally ejected into the upper blade pack tooling.
The module has the following capabilities:
- use of single or parallel wires
- single or multiple layer of windings
- programmed position for leads exit
- programmed position for each winding on the upper blade pack tooling
- any type of winding including:
- traditional phases
-	reversed wave split phases with or without cutting the wire between the semi-phases
-	intra-bundle device to hide the exit lead of the internal phase. With this device the internal diameter of the stator will be clear from the presence of any lead

1.1.2 Vertical Inserting Module for the automatic insertion of coils and closure wedges into the alternator stator pack.
The wedge material is fed through a set of rollers at a programmed length, cut and formed into the wedge magazine.
A single solid ring placed on the insertion axe, clamps the stator during the insertion cycle. This unit, along with the stator alignment gauge, guarantee a stiff and accurate positioning of the stator during the insertion process. The clamping bracket is pneumatically operated, the alignment gauge is manually operated. The transfer of the upper blade pack tooling with the wound coils from the winding to the insertion module and vice versa is done automatically with a double ends indexing arm. Loading and unloading operations of the stator are manually performed. DMG has to provide a heating device to keep the wedge material warm in winter time. JHECO to provide a reference.

SPECIFIC TOOLING

1.2 Complete Set of Specific Tooling to be mounted on the above machine mod. WWA-O/R for only one alternator stator type with 36 slots, including:

-	one (1) lower inserting tooling complete with wedge preparation, wedge magazine and wedge push rods
-	two (2) upper blade pack inserting tooling (one per operating station)
-	one (1) stator alignment gauge and clamping tooling
-	one (1) set of six (6) forms and six (6) pushers for winding form
-	one (1) set of coil ejector
The tooling is complete with quick change and set-up device.

2.0 OPTIONS AND/OR ADDITIONS:

2.1 SPARE and WEAR PARTS

Should the Customer order the proposed line, the detailed list relevant to the Spare and Wear parts estimated necessary for a period of 2,000 working hours and covering the total amount shown, will be submitted for approval. The parts will be then delivered with the line.

2.2  PACKING

The investment shown is for seaworthy type packing.

2.3 OPERATOR TRAINING AND MANUALS

For the Training of your Operators we estimate it will involve four days period: two days in Italy before the shipment of the line and a two days in your Plant, after the line has been installed. This will include:

a. Overall equipment operation

b. Individual station operation

c. Equipment tooling change over

d. Equipment trouble shooting

e. Material loading

It would be the Customer choice to send Operators or Maintenance Technicians to DMG for longer period that the one foreseen above, specifically during the debugging and preliminary tests of the line. No additional costs will be charged to the Customer for this during the time in Italy.

Part of this, are the Operator and Maintenance Manuals in English Language.

2.4 INSTALLATION and START-UP

Installation Supervision and Start-up of the Line in your Plant. This will involve:

a. Check Station Alignment

b. Manual' operation try-out of every station.

c. Automatic try-out of every station and complete system.

d.	All debugging, including PLC, pneumatics, hydraulics, tooling, etc., related to the above.

e. Product try out and bringing the quality to the point of acceptance in Italy.

f.	Run off and Customer acceptance of the line to the same standards and overall efficiency as were met in Italy.

Items that we cannot assume responsibility for are:

a. Time required to repair damaged parts during shipment.

b.	Try-out of every new materials that were not used during the acceptance tests in Italy.

The estimated total time required would be approx. 8 man/days including traveling time. If additional time is required, this will be charged at our standard service rates.

2.5 TRANSPORT CIF DALIAN

The investment shown is for transport CIF Dalian Port (China).

C.1	INVESTMENT SUMMARY FOR THE WINDING/INSERTING MACHINE MOD. WWA-0/R SHOWN IN LAYOUT A

Prices in EURO 1.0

1.0	Wave Winding and Inserting
1.1	One (1) Automatic Wave Winding and Inserting Machine mod. WWA-0/R, without specific tooling. The machine is complete with:
1.1.1 One (1) Vertical Wave Winding Module
1.1.2 One (1) Vertical Inserting Module 275.000,00
1.2	Two (2) Complete Set of Specific Tooling for one stator type with 36 slots155.000,00

INVESTMENT (Machine and Tooling)EURO 430.000,00

MACHINE PROMOTIONAL DISCOUNT 5%-EURO 13.750,00

TOOLING PROMOTIONAL DISCOUNT 10%	-EURO 15.500,00

NET INVESTMENT (Machine and Tooling)	EURO 400.750,00

2.0 OPTIONS and/or ADDITIONS:

2.1 Spare and Wear Parts
Spare and Wear Parts estimated necessary for approx. 2000 working hours10.000,00

2.2 Packing
Packing for road/sea transportation3.000,00

2.3 Operator Training
Operator Training in DMG and at Customer Plant, including maintenance manuals 3.000,00

2.4 Installation and Start Up
Installation and Start Up in Customer Plant7.000,00

2.5 Transport CIF Dalian Port
Transport CIF Dalian Port (China)7.250,00

INVESTMENT (Options and/or Additions)EURO 30.250,00

C.1	TOTAL INVESTMENT FOR THE COMPLETE SYSTEM WITH SHOWN IN LAYOUT AEURO	431.000,00
	PROMOTIONAL 32% DISCOUNT-EURO	138.000,00
	TOTAL NET INVESTMENT CIF DALIANEURO	293.000,00

D. TECHNICAL STANDARD FEATURES

1. CAPACITY

The proposed System will be capable of producing alternator stators within the following range:

Wire size :  1 to 2.0 mm

Core ID :  80 to 115 mm

Core OD:  110 to 150 mm

Core thickness : 20 to 50 mm

2. PRODUCTION RATES

Estimated cycle times not including operator loading/unloading operation:

• Winding/inserting Machine mod. WWA-0/R:

- winding 3 standard phases     : 12 x 3 = 36 seconds

- winding 3 reverse split phases with intefase connection : 16 x 3 = 48 seconds

- winding 3 reverse split phases without intefase connection  : 20 x 3 = 60 seconds

The above cycle times gives the following production rates at 100% efficiency:

• 100 to 110 complete stators with standard phase winding

• 75 to 80 complete stators with reverse split phase winding with intefase connection

•	60 to 65 complete stators with reverse split phase winding without intefase connection

3. TOOLING CHANGE-OVER TIMES

Estimated complete tooling change-over times:

• Winding/Inserting Machine mod. WWA-01R	: 22-25 minutes

4. WORKING CONDITIONS

Proper equipment function is guaranteed within the following conditions:

Ambient Temperature:	from 60°F (15°C) min. to 86°F (35°C) max.

Relative Humidity:	from 45% min. to 80% max.

Air Pressure:	70 PSI (5 Bars) min.

Power Supply:	380V 3 phases 50Hz

5. CONTROLS

The proposed equipment will include Control PLC from Allen Bradley type MICROLOGIX or CONTROLOGIX

6. TECHNICAL DOCUMENTATION

The technical documentation is supplied in English language and includes:

- electrical schematics

- pneumatic schematics

- mechanical machine layout with part numbers

- tooling drabrings

- PLC software (CD Rom)

- User manual

- Standard components catalogues

7. STANDARDS

The proposed equipment will include the following standards. Please see the following "Technical Card"

date: May 2005 TECHNICAL CARD Customer: JHECO - CHINA

ELECTRICAL SYSTEM	STANDARD FEATURES
Line voltage	To be advised
Relays and aux. voltage	24 V D.C.
PLC input voltage for micro switches, push buttons, etc.	24 V D.C.
PLC output voltage for lights, etc.	24 V D.C.
PLC output voltage for pneumatic valves (PN)	24 V D.C.
PLC output voltage for hydraulic valves (HY)	24 V D.C.
PLC type	ALLEN BRADLEY
Aux. material	ALLEN BRADLEY
Push buttons	ELFIN/TELEMECANIQUE
Micro switch	Mechanical: EUCHNER/TELEMEC. Proximity switches with led: BALLUF
Brushless Motors and Servo Drives	ALLEN BRADLEY
Axes Motor Control Card	ALLEN BRADLEY

HYDRAULIC SYSTEM	STANDARD FEATURES
Materials - Valves 24V D.C.	N.A.
Cylinders	N.A.
Cylinder rod thread	N.A.
Fittings thread	N.A.
Fittings	N.A.
Connectors with led	N.A.
Pipe f	N.A.

PNEUMATIC SYSTEM	STANDARD FEATURES
Materials - Valves 24V D.C.	BOSCH
Cylinders	BOSCH
Cylinders rod thread	Metric
Fittings thread	Gas BSPP
Fittings (with quick clutch)	BOSCH
Magnetic sensor with led	Yes
Pipe f (mm)	Yes
Connector with led	Yes

PAINTING	STANDARD FEATUES - COLOURS
Internal RAL external RAL
Machine	Ivory
Electrical box in/out	gray
Electrical small box	Gray gray
Electrical push button panel	Ivory ivory
Other Boxes	Ivory ivory
Raceway	Gray gray
Moving parts	Yellow 1018
Fixed safety parts	Ivory

NAMEPLATES LANGUAGE: ENGLISH

E. GENERAL TERMS AND SALES CONDITIONS

PAYMENT TERMS
Prices are based on the following investment terms :
40%
down payment by TIT with the Purchase Order within 15 days from the signature of the Contract. DMG's opening Bank has to open a guarantee letter to the buyer's opening Bank by SWIFT method with a validity to cover the manufacturing period until the shipping.

50%	upon preliminary approval by the buyer and/or upon presentation of shipment documents.
10%	upon final approval in Customer_ plant, no later than 40 days from the arrival of the equipment at Dalian Port
DMG’s opening Bank has to open a guarantee letter for the 10% to the buyer's opening Bank by SWIFT method with a validity to cover the warranty period.

These last two payments must be secured by Irrevocable Letter of Credit issued and confirmed by first class Bank.
DMG's opening Bank must also be first class Bank.

Should the Customer require other investment Terms than those proposed, a price revision will be necessary.

BEGINNING of PRELIMINARY ACCEPTANCE at DMG Plant
To be agreed upon.
At present, term it is 4 MONTHS (excluding the month of August) from receipt of full order and clarification of all technical documentation.
Delivery date is one-two weeks after the preliminary acceptance signature.

PRELIMINARY ACCEPTANCE
The preliminary acceptance of the equipment will take place at the DMG plant at the presence of your engineers proving:
- 85% efficiency over approx. 1 hours running.
- Machine cycle time according to the contract
- Quality of the stators according to the supplied drawings
The necessary testing materials (250 parts 1D 106.21150 parts ID 100.21 wire/wedge material) have to be shipped to DMG (at YOUR CHARGE and EXPENSE) at least 60 days before the term scheduled for preliminary acceptance, which will consist in the manufacturing of samples for quality control and in the running for production control.
It would be Customer's responsibility to provide good quality of the parts necessary for the run off. Proper material for this application should be used by Customer in order to guarantee the same condition during the stator winding process. All gauges and inspection equipment necessary for the try-out of this system would also be the responsibility of the Customer.
Before shipment of the equipment from DMG Plant, the Customer would be requested to provide acceptance documentation and shipment authorization.
DMG will pay the living expenses for two (2) JHECO engineers during the preliminary acceptance for a period of 5 working days. JHECO will pay the air tickets.

FINAL ACCEPTANCE
Final acceptance of the equipment will take place at the Customer Plant, utilizing the same good quality of the parts to be processed and of the material, in order to guarantee the conditions of the tests as when tested in DMG plant.
At the acceptance of the equipment, the Customer would be requested to provide acceptance documentation. This will be the starting date of the twelve months warranty.
AFTER SALES SERVICE
Under normal conditions, DMG after sales service guarantee, the availability of one technician within 3 days.

PACKING AND TRANSPORT
Please see point 2.2 and 2.5.
Packing is "throwaway" type and, unless otherwise agreed upon, it will be considered by DMG to be workman-like constructed. Any reservation from the Carrier at time of loading, MUST be presented in writing. The transportation of the equipment CIF Dalian is included in the Contract. DMG will choose the most suitable Carrier unless otherwise stipulated. JHECO is responsible for unloading, positioning and connecting the equipment to the necessary facilities. Customs operations and possible taxes or import duties are EXCLUDED from this quotation. Insurance costs are included as per CIF.

PERSONNEL TRAINING
Please see point 2.3.
Training will take place at the end of preliminary acceptance at the DMG plant, and at the end of final acceptance at Customer plant.

ACCIDENT PREVENTION
All DMG machines are equipped with accident prevention features in compliance with the International Safety Norms and CE Regulations, actually in force.
Based on the different evaluation criteria of these Norms, it is possible to have safety guarding built according to Customer Specifications: this would involve additional cost, which could be quoted separately.
Doors whose opening is prohibited during machine cycle (other than the ones to gain access for adjustment or set-up), are equipped of inter-lock type switches (considered standard). Would special technical requirements be necessary, additional cost(s) may be separately quoted.

WARRANTY
The equipment is guaranteed against mechanical and electrical failures due to breakdown arising from bad workmanship, materials or components and providing that the equipment has been subjected to normal wear and tear, replacement parts will be supplied free of charge for a period of twelve months or 2,000 working hours from completion of commissioning a Customer's plant whichever come first. Minor adjustment or repairs will be carried out by the end-user itself under advise of seller’s service engineering department. No costs to be charged to the seller other than replacement parts.
Component not manufactured and/or designed by DMG will carry its original manufacturer's warranty. DMG will not be liable for penalties of any description, under no circumstances will DMG be liable for anticipated profits or consequential damages.

DEVIATIONS from CONTRACT REQUIREMENTS
This contract was prepared using the information made available at the time of its signature. Should DMG be advised during subsequent discussions of additional information which causes a significant change in the System concept, DMG reserves the right to re-quote on the changes brought forth.

ARBITRATION
All disputes arising from the execution of or in connection with the Contract shall be settled through amicable consultation by both parties. In case no settlement can be reached within sixty (60) days after commencement of such consultation, the disputes shall be submitted for international arbitration. Unless otherwise agreed, the official language of arbitration shall be English.

EXCLUSIVITY
The information contained in this contract and enclosures thereof, is and remains, of DMG Meccanica SRL exclusive property, including all copyrights, designs, patent and trademark rights therein. The person, persons or corporation receiving this information agrees, by accepting it, that they or it shall treat the information as confidential and will not disclose, transmit or pass the same to others without receiving the prior written consent of DMG Meccanica SRL. Any publishing and/or authorization made by third person, will be considered by the industrial property right as harmful.
Signing this contract JHECO engage itself in not transfer to anybody the commercial and price condition agreed with DMG.

For and on behalf of:

The seller	The Buyer
DMG meccanica /s/ Piero Vanzetti	JINZHOU HALLA ELECTRICAL EQUIPMENT CO., LTD /s/ Wu Bingjun